                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 10-Q  File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------

                            (Thousands of Dollars)


                                                                                      Twelve Months Ended
                                                                                  ----------------------------
Line                                                                                June 30,      December 31,
 No.                                                                                  1997            1996
----                                                                               ----------      ----------
  1        Net income                                                              $  596,672      $  743,368
                                                                                   ----------      ----------
  2        Net provisions for income taxes and investment tax credits deferred
  3          charged to-
  4             Operations                                                         $  378,170      $  462,402
  5             Other income                                                           (4,466)         (7,385)
                                                                                   ----------      ----------

  6                                                                                $  373,704      $  455,017
                                                                                   ----------      ----------


  7        Fixed charges-
  8           Interest on debt                                                     $  505,654      $  523,310
  9           Estimated interest component of nuclear fuel and
 10             other lease payments, rentals and other interest                       70,436          70,666
 11           Amortization of debt discount, premium and expense                       21,124          21,151
 12           Preferred securities dividend requirements of subsidiary trusts          22,556          16,960
                                                                                   ----------      ----------

 13                                                                                $  619,770      $  632,087
                                                                                   ----------      ----------

 14        Preferred and preference stock dividend requirements-
 15           Provisions for preferred and preference stock dividends              $   62,450      $   64,424
 16           Taxes on income required to meet provisions for
 17             preferred and preference stock dividends                               40,825          42,150
                                                                                   ----------      ----------

 18                                                                                $  103,275      $  106,574
                                                                                   ----------      ----------

 19        Fixed charges and preferred and preference stock
 20           dividend requirements                                                $  723,045      $  738,661
                                                                                   ----------      ----------

 21        Earned for fixed charges and preferred and preference stock
 22           dividend requirements                                                $1,590,146      $1,830,472
                                                                                   ----------      ----------

 23        Ratios of earnings to fixed charges (line 22 divided by line 13)              2.57            2.90
                                                                                   ==========      ==========

 24        Ratios of earnings to fixed charges and preferred and preference
 25           stock dividend requirements (line 22 divided by line 20)                   2.20            2.48
                                                                                   ==========      ==========